Exhibit 99.1

Marketo Announces Revenue Growth of 54% for Third Quarter 2014

SAN MATEO, Calif. — October 22, 2014 — Marketo (NASDAQ: MKTO), the leading provider of marketing software, today announced its third quarter 2014 financial results.

Highlights:

•      Revenue increased 54% year over year to $39.3 million

•      Deferred revenue increased 74% year over year to $53.2 million

•      Subscription dollar retention rate rose to an average of 108%

•      Customer count increased to 3,499

•                  Continued innovation with the release of Engagement Marketing Platform and new Marketing Calendar application

“In the third quarter, we delivered solid results across every dimension of our business,” said Phil Fernandez, Chairman and CEO of Marketo. “In the quarter, we laid the foundation for continued strong growth in 2015 with the addition of key sales leadership and the introduction of our Engagement Marketing Platform.  We believe these moves have us well positioned to capitalize on the market opportunity in the fourth quarter and throughout 2015.”

Results for the third quarter of 2014:

•                  Revenue: Revenue was $39.3 million, an increase of 54% over the prior year period.

•                  Deferred Revenue:  Deferred revenue at September 30, 2014 was $53.2 million, up 74% year over year from $30.6 million at September 30, 2013.

•                  Net Loss: GAAP net loss was $12.8 million, and net loss per common share, basic and diluted, was $(0.31). Non-GAAP net loss was $5.8 million, and non-GAAP net loss per common share, basic and diluted, was $(0.14), which excludes approximately $6.5 million in stock-based compensation expense and $468,000 of amortization of acquired intangible assets.  GAAP and non-GAAP net loss per common share calculations are based on 40.7 million weighted average common shares outstanding.

•                  Cash Flow from Operations:  For the quarter ended September 30, 2014, cash used in operating activities was $1.2 million as compared to a use of operating cash of $2.4 million in the same period of the prior year.

•                  Total Cash and Cash Equivalents: As of September 30, 2014, total cash and cash equivalents was $118.8 million.

Outlook

As of October 22, 2014, Marketo is initiating revenue and EPS guidance for its fourth quarter of 2014 and updating full year 2014 guidance.

For the fourth quarter of 2014, Marketo expects to report:

•                  Revenue in the range of $40.3 to $40.8 million

•                  GAAP net loss per share in the range of $(0.43) to $(0.45)

•                  Non-GAAP net loss per share in the range of $(0.24) to $(0.26), excluding stock-based compensation expenses of approximately $7.3 million, $468,000 of amortization of acquired intangible assets and assuming approximately 41.2 million weighted average common shares outstanding

For the full year 2014, Marketo expects to report:

•                  Revenue in the range of $147.9 to $148.4 million

•                  GAAP net loss per share in the range of $(1.39) to $(1.41)

•                  Non-GAAP net loss per share in the range of $(0.74) to $(0.76), excluding stock-based compensation expenses of approximately $24.8 million, $1.9 million of amortization of acquired intangible assets and assuming approximately 40.4 million weighted average common shares outstanding

Conference Call Information

Marketo will host a conference call and live webcast to discuss the financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, today, Wednesday, October 22, 2014. The conference call can be accessed by dialing 888-572-7034, or + 1 719-457-2628 (outside the U.S. and Canada).   A live webcast will be available on the Investor Relations page of the Marketo corporate website at www.marketo.com and via replay beginning approximately two hours after the completion of the call.  An audio replay of the call will also be available by dialing 888-203-1112 or + 1 719-457-0820 (outside the U.S. and Canada) and entering passcode 3952370#.

Use of Non-GAAP Financial Information

Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo’s past financial performance and future results, Marketo has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP historical and estimated net loss and net loss per common share, basic and diluted:

• Stock-Based Compensation Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

• Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These forward-looking statements include general statements about our opportunities for growth and specific statements about our expected GAAP and non-GAAP financial results for the fourth quarter and the full year of 2014, including revenue, net loss, EPS, stock-based compensation expenses and amortization of acquired intangible assets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, risks associated with: possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; relationships with platform providers; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets; the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information about factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings the company makes with the Securities and Exchange Commission from time to time.

Marketo assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Marketo:

Marketo (NASDAQ: MKTO) provides the leading marketing software and solutions designed to help marketers master the art and science of digital marketing.  Through a unique combination of innovation and expertise, Marketo is focused solely on helping marketers keep pace in an ever-changing digital world.  Spanning today’s digital, social, mobile and offline channels, Marketo’s® Engagement Marketing Platform powers a set of breakthrough applications to help marketers tackle all aspects of digital marketing from the planning and orchestration of marketing activities to the delivery of personalized interactions that can be optimized in real-time. Marketo’s applications are known for their ease-of-use, and are complemented by the Marketing Nation®, a thriving network of more than 320 third-party solutions through our LaunchPoint ® ecosystem and over 50,000 marketers who share and learn from each other to grow their collective marketing expertise. The result for modern marketers is unprecedented agility and superior results. Headquartered in San Mateo, CA with offices in Europe, Australia and Japan, Marketo serves as a strategic marketing partner to more than 3,300 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

IR Contact:

Erica Abrams
The Blueshirt Group for Marketo
415.217.5864
Erica@blueshirtgroup.com

PR Contact:

Mike Moeller
Marketo
408.439.4169
Mmoeller@marketo.com

Source Marketo

###

MARKETO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118,794	$128,299
Accounts receivable, net	26,174	26,946
Prepaid expenses and other current assets	6,837	3,218
Total current assets	151,805	158,463
Property and equipment, net	16,936	13,856
Goodwill	25,963	25,941
Intangible assets, net	5,986	7,095
Other assets	968	484
Total assets	$201,658	$205,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,629	$3,527
Accrued expenses and other current liabilities	16,678	23,055
Deferred revenue	53,209	41,356
Current portion of credit facility	2,692	2,187
Total current liabilities	77,208	70,125
Credit facility, net of current portion	3,343	5,372
Other long-term liabilities	3,406	1,900
Total liabilities	83,957	77,397

Redeemable non-controlling interests	1,133	—

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	284,616	257,801
Accumulated other comprehensive income (loss)	(67)	198
Accumulated deficit	(167,985)	(129,561)
Total stockholders’ equity	116,568	128,442
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$201,658	$205,839

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue:
Subscription and support	$34,210	$22,504	$94,057	$59,942
Professional services and other	5,077	3,003	13,552	7,805
Total revenue	39,287	25,507	107,609	67,747
Cost of revenue (1):
Subscription and support	7,527	6,245	20,638	18,386
Professional services and other	5,698	3,568	16,079	9,307
Total cost of revenue	13,225	9,813	36,717	27,693
Gross profit:
Subscription and support	26,683	16,259	73,419	41,556
Professional services and other	(621)	(565)	(2,527)	(1,502)
Total gross profit	26,062	15,694	70,892	40,054
Operating expenses (1):
Research and development	7,681	5,938	22,010	16,919
Sales and marketing	24,973	15,244	69,127	43,050
General and administrative	6,594	4,356	18,517	11,659
Total operating expenses	39,248	25,538	109,654	71,628
Loss from operations	(13,186)	(9,844)	(38,762)	(31,574)
Other income (expense), net	303	(98)	58	(245)
Loss before provision for income taxes	(12,883)	(9,942)	(38,704)	(31,819)
Provision (benefit) for income taxes	126	9	96	46
Net loss	(13,009)	(9,951)	(38,800)	(31,865)
Net loss attributable to redeemable non-controlling interests	206	—	376	—
Net loss attributable to Marketo	$(12,803)	$(9,951)	$(38,424)	$(31,865)

Net loss per share of common stock, basic and diluted	$(0.31)	$(0.27)	$(0.96)	$(1.58)
Shares used in computing net loss per share of common stock, basic and diluted	40,668	37,054	40,157	20,144

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Cost of subscription and support revenue	$399	$140	$1,202	$317
Cost of professional services and other revenue	699	198	1,756	445
Research and development	1,364	458	3,616	1,605
Sales and marketing	2,145	553	6,019	1,646
General and administrative	1,908	674	4,840	1,627
Total stock-based compensation expense	$6,515	$2,023	$17,433	$5,640

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(13,009)	$(9,951)	$(38,800)	$(31,865)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,432	1,250	6,776	3,037
Stock-based compensation expense	6,515	2,023	17,433	5,640
Deferred income taxes	96	—	(47)	—
Changes in operating assets and liabilities:
Accounts receivable, net	3,235	3,615	522	759
Prepaid expenses and other current assets	223	(855)	(1,928)	(2,088)
Other assets	(55)	132	(634)	(51)
Accounts payable	(384)	(1,549)	94	1,057
Accrued expenses and other current liabilities	(809)	3,012	(6,632)	6,099
Deferred revenue	492	(86)	12,329	9,846
Other liabilities	70	58	49	144
Net cash used in operating activities	(1,194)	(2,351)	(10,838)	(7,422)
Cash flows from investing activities:
Purchase of property and equipment	(1,979)	(2,371)	(6,242)	(8,234)
Capitalized software development	(59)	(124)	(463)	(345)
Net cash used in investing activities	(2,038)	(2,495)	(6,705)	(8,579)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discount	—	—	—	80,506
Proceeds from follow-on offering, net of underwriting discount	—	22,519	—	22,519
Proceeds from private placement	—	—	—	6,500
Proceeds from issuance of common stock upon exercise of stock options	1,387	1,062	4,714	2,478
Proceeds from issuance of common stock issued under employee stock purchase plan	2,759	—	6,143	—
Investment from redeemable non-controlling interests	—	—	1,953	—
Repurchase of unvested common stock from terminated employees	(2)	(4)	(48)	(20)
Withholding taxes remitted for the net share settlement of equity awards	(428)	(124)	(2,120)	(124)
Proceeds from issuance of debt	—	1,411	—	4,500
Repayment of debt	(656)	(176)	(1,524)	(292)
Payment of deferred initial public offering and follow-on offering costs	—	(846)	(104)	(3,383)
Payment incurred for common stock registration related to acquisition	—	—	(319)	—
Net cash provided by financing activities	3,060	23,842	8,695	112,684
Effect of foreign exchange rate changes on cash and cash equivalents	(748)	42	(657)	(10)
Net increase (decrease) in cash and cash equivalents	(920)	19,038	(9,505)	96,673
Cash and cash equivalents — beginning of period	119,714	121,882	128,299	44,247
Cash and cash equivalents —end of period	$118,794	$140,920	$118,794	$140,920

MARKETO, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss and net loss per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended June 30, 2014	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Revenue:
Subscription and support	$31,236	$34,210	$22,504	$94,057	$59,942
Professional services and other	4,794	5,077	3,003	13,552	7,805
Total Revenue	$36,030	$39,287	$25,507	$107,609	$67,747

Cost of revenue reconciliation:
GAAP Subscription and support	$6,876	$7,527	$6,245	$20,638	$18,386
Stock-based compensation	(419)	(399)	(140)	(1,202)	(317)
Amortization of acquired intangible assets	(285)	(286)	(57)	(856)	(172)
Non-GAAP subscription and support	$6,172	$6,842	$6,048	$18,580	$17,897

GAAP Professional services and other	$5,540	$5,698	$3,568	$16,079	$9,307
Stock-based compensation	(610)	(699)	(198)	(1,756)	(445)
Amortization of acquired intangible assets	—	—	—	—	—
Non-GAAP professional services and other	$4,930	$4,999	$3,370	$14,323	$8,862

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$25,064	$27,368	$16,456	$75,477	$42,045
Non-GAAP professional services and other gross profit	(136)	78	(367)	(771)	(1,057)
Non-GAAP gross profit	$24,928	$27,446	$16,089	$74,706	$40,988
Non-GAAP subscription and support gross margin	80.2%	80.0%	73.1%	80.2%	70.1%
Non-GAAP professional services and other gross margin	-2.8%	1.5%	-12.2%	-5.7%	-13.5%
Non-GAAP gross margin	69.2%	69.9%	63.1%	69.4%	60.5%

Operating expenses reconciliation:
GAAP Research and development	$7,198	$7,681	$5,938	$22,010	$16,919
Stock-based compensation	(1,173)	(1,364)	(458)	(3,616)	(1,605)
Amortization of acquired intangible assets	—	—	—	—	—
Non-GAAP research and development	$6,025	$6,317	$5,480	$18,394	$15,314
As a % of total revenues, non-GAAP	16.7%	16.1%	21.5%	17.1%	22.6%

GAAP Sales and marketing	$23,786	$24,973	$15,244	$69,127	$43,050
Stock-based compensation	(2,095)	(2,145)	(553)	(6,019)	(1,646)
Amortization of acquired intangible assets	(140)	(136)	(43)	(429)	(128)
Non-GAAP sales and marketing	$21,551	$22,692	$14,648	$62,679	$41,276
As a % of total revenues, non-GAAP	59.8%	57.8%	57.4%	58.2%	60.9%

GAAP General and administrative	$5,731	$6,594	$4,356	$18,517	$11,659
Stock-based compensation	(1,614)	(1,908)	(674)	(4,840)	(1,627)
Amortization of acquired intangible assets	(46)	(46)	(25)	(138)	(75)
Non-GAAP general and administrative	$4,071	$4,640	$3,657	$13,539	$9,957
As a % of total revenues, non-GAAP	11.3%	11.8%	14.3%	12.6%	14.7%

Loss from operations reconciliation:
GAAP loss from operations	$(13,101)	$(13,186)	$(9,844)	$(38,762)	$(31,574)
Stock-based compensation	5,911	6,515	2,023	17,433	5,640
Amortization of acquired intangible assets	471	468	125	1,423	375
Non-GAAP loss from operations	$(6,719)	$(6,203)	$(7,696)	$(19,906)	$(25,559)

Net loss reconciliation:
GAAP Net loss attributable to Marketo	$(13,112)	$(12,803)	$(9,951)	$(38,424)	$(31,865)
Stock-based compensation	5,911	6,515	2,023	17,433	5,640
Amortization of acquired intangible assets	471	468	125	1,423	375
Non-GAAP Net loss attributable to Marketo	$(6,730)	$(5,820)	$(7,803)	$(19,568)	$(25,850)

Basic and diluted net loss per share
GAAP	$(0.33)	$(0.31)	$(0.27)	$(0.96)	$(1.58)
Non-GAAP	$(0.17)	$(0.14)	$(0.21)	$(0.49)	$(1.28)

Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	40,271	40,668	37,054	40,157	20,144